                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock
                           and Class B Common Stock

                                      of

                          Gerber Childrenswear, Inc.

                                      to

                                 Cradle, Inc.

                           a wholly owned subsidiary

                                      of

                               Kellwood Company
                   (Not to Be Used for Signature Guarantees)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, JUNE 21, 2002, UNLESS THE OFFER IS EXTENDED.


   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of (a) Common Stock, par value $0.01 per share, of Gerber Childrenswear, Inc., a Delaware corporation ("Gerber") (the "Voting Common Stock"), and/or (b) Class B Common Stock, par value $0.01 per share, of Gerber (the "Class B Common Stock" and together with the Voting Common Stock, the "Gerber Common Stock"; all the outstanding shares of Gerber Common Stock being hereinafter collectively referred to as the "Shares" and each share of Gerber Common Stock being hereinafter referred to as a "Share"), are not immediately available, (ii) time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Preliminary Prospectus) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See the section of the Preliminary Prospectus entitled "The Offer--Procedure for Tendering Shares."

                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

        By Mail:             By Overnight Courier:            By Hand:
     59 Maiden Lane          6201 15th Avenue, 3rd      59 Maiden Lane, Plaza
                                     Floor                      Level
   New York, NY 10038         Brooklyn, NY 11219         New York, NY 10038
                            Attn: Reorg Department

             By Facsimile Transmission:     Confirm Facsimile
                                              Transmission
                   (For Eligible           By Telephone Only:
                Institutions Only)
                   718-234-5001               212-936-5100

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to Cradle, Inc., a Delaware corporation and a wholly owned subsidiary of Kellwood Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the

Preliminary Prospectus, dated May 23, 2002 (the "Preliminary Prospectus"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in the section of the Preliminary Prospectus entitled "The Offer--Procedure for Tendering Shares."

Number of Shares Tendered: __________________________________________________

Certificate Nos. (if available): ____________________________________________

Names(s) of Record Holder(s):

_______________________________________________________________________________

_______________________________________________________________________________
                                (Please Print)

Address(es)__________________________________________________________________

_______________________________________________________________________________
                             (Include a Zip Code)

If Shares will be tendered
by book-entry transfer:

      Name of Tendering Institutions: _______________________________________

      Account No.: __________________________________________________________

Signature(s):
_______________________________________________________________________________

_______________________________________________________________________________

Dated: _______________________________________________________ , 2002

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the section of the Preliminary Prospectus entitled "The Offer--Procedure for Tendering Shares"), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________________________________________________
                            (Authorized Signature)

Address: ____________________________________________________________________
                              (Include Zip Code)

Area Code and Telephone Number: _____________________________________________

Name: _______________________________________________________________________
                            (Please Type or Print)

Title: ______________________________________________________________________

Dated: _______________________________________________________ , 2002

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL